As filed with the Securities and Exchange Commission on October 1, 2007

Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VELOCITY OIL & GAS, INC.
(Name of small business issuer in its charter)

Nevada	1311	20-5465816
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification Code Number)	No.)

595 Howe Street, Suite 323
Vancouver, British Columbia, Canada
V6 C 2T5
(604) 765-3337
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Frank A. Jacobs,
Chief Executive Officer
595 Howe Street, Suite 323
Vancouver, British Columbia, Canada
V6 C 2T5
(604) 765-3337
 (Name, address and telephone number of agent for service)

                                        Copies to:

David M. Loev,		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. (  ).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee

Common Stock	2,340,000(2)	$0.10	$234,000	$7.19

Total	2,340,000(2)	$0.10	$234,000	$7.19

(1)  The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

(2) Represents 920,000 shares of common stock, 610,000 warrants to purchase shares of the Registrant’s common stock at an exercise price of $0.25 per share, 610,000 warrants to purchase shares of the Registrant’s common stock at an exercise price of $0.50 per share, and 200,000 warrants to purchase shares of the Registrant’s Common Stock at $0.10 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

VELOCITY OIL & GAS, INC.

RESALE OF
2,340,000 SHARES OF COMMON STOCK

The selling stockholders listed on page 36 may offer and sell up to 2,340,000 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2007

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	10
Use of Proceeds	20
Dividend Policy	21
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Interest of Named Experts and Counsel	23
Indemnification of Directors and Officers	24
Description of Business	25
Management's Discussion and Analysis of Financial Condition and	29
Results of Operations	29
Description of Property	28
Certain Relationships and Related Transactions	32
Executive Compensation	33
Changes in and Disagreements with Accountants on Accounting	34
and Financial Disclosure	34
Descriptions of Capital Stock	34
Shares Available for Future Sale	36
Plan of Distribution and Selling Stockholders	37
Market for Common Equity and Related Stockholder Matters	41
Additional Information	41
Legal Matters	41
Financial Statements	F-1
Dealer Prospectus Delivery Obligation	42
Part II	43

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Velocity" refer to Velocity Oil & Gas, Inc., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Velocity Oil & Gas, Inc.

We are a start-up oil and gas company, which hopes to have oil and gas exploration and development operations in the future.  We currently do not own or have rights to any oil and gas properties.  In the future, we hope to acquire non-operated oil and gas properties in the States of Texas and/or Louisiana.

In August 2007, we entered into an Acquisition & Participation Agreement with Polaris Holdings, Inc. (the “Participation Agreement” and “Polaris”) pursuant to which we obtained the rights to purchase (a) a 10% working interest in 80 acres of land in the Manvel Field, Davis No. 1 Well in Brazoria County, Texas; and (b) a 10% working interest in 160 acres of land in the Sandy Point Field, Express No. 1 Fite Well, in Brazoria County, Texas (the “Leases”), funding permitting.  We agreed to issue Polaris 4,000,000 shares of common stock (which were issued on September 12, 2007) and are required to pay Polaris $20,000 in connection with the closing of the Participation Agreement prior to September 1, 2007, which date has since been extended until October 1, 2007, and an additional $40,000 on or before January 1, 2008, to earn the interest in the Leases.  As such, we can make no assurances that we will have sufficient funds to complete the purchase of the Leases on October 1, 2007 and/or January 1, 2008.  In the event that we are able to make the initial $20,000 payment but do not have sufficient funds to pay Polaris the remaining $40,000 of the purchase price, Polaris has the right to convert such debt into shares of our common stock at the rate of the lesser of $0.01 per share, or the lowest trading price (if any) of our common stock for the six months prior to such conversion date.  We do not currently have a market for our common stock.

The Participation Agreement also contains a provision, whereby if we issue any shares of common stock after the date of the Participation Agreement and before September 1, 2009, we agreed to issue Polaris additional shares of common stock on September 1, 2009, such that it would own 25% of our then outstanding common stock.  The Participation Agreement is described in greater detail below under “Description of Business.”

Of the 920,000 shares of issued and outstanding common stock offered herein, and the 1,420,000 shares of common stock issuable in connection with the exercise of warrants registered herein, 507,000 of shares of common stock and 1,024,000 shares of common stock issuable in connection with the exercise of warrants (representing 507,000 Class A Warrants to purchase one share of common stock at an exercise price of $0.25 per share, and 507,000 Class B Warrants to purchase one share of common stock at an exercise price of $0.50 per share, collectively the “Warrants”), offered by the selling shareholders were purchased by the selling shareholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 between September 2006 and August 2007 for consideration of $0.10 per share; 110,000 shares were issued to consultants of us in consideration for services rendered; 200,000 shares and 200,000 shares issuable in connection with the exercise of warrants at $0.10 per share were issued and granted to our legal counsel in consideration for services rendered (of which 2,500 shares were subsequently gifted to a third party), and 113,000 of the shares of common stock and 226,000 of the shares of common stock issuable in connection with the exercise of Warrants offered by eight (8) of the selling shareholders were sold by us in violation of the Securities Act of 1933, as amended, as no valid exemption covered such sales, and as such, those eight shareholders were offered to rescind their purchases pursuant to a Rescission Offer, containing disclosure similar to that included in this Registration Statement, including audited financial statements, and chose to reject such rescission and retain their purchases.  All but one of the shareholders who were offered rescission chose to reject such rescission and retain their shares.  One shareholder accepted rescission and has since been returned his investment and his units have since been cancelled.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	2,340,000 shares by selling stockholders

Common Stock Outstanding Before The Offering:	14,920,000 shares

Common Stock Outstanding After The Offering:	16,340,000 shares (which assumes the exercise of all 1,420,000 shares issuable in connection with the exercise of warrants being registered herein).

Use Of Proceeds:
We will not receive any proceeds from the shares offered by the selling stockholders, but may receive up to $485,000 in connection with the exercise of warrants as explained in greater detail under "Use of Proceeds."

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Address:	595 Howe Street, Suite 323
Vancouver, British Columbia
Canada V6C 2T5

Telephone Number:	(604) 765-3337

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the period from May 16, 2006 (inception) through December 31, 2006 and for the three and six month period ending June 30, 2007. We derived the summary financial information from our audited financial statements for the period ending December 31, 2006 and our unaudited financial statements for the three and six month period ending June 30, 2007, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET

	December 31, 2006	June 30, 2007
ASSETS
Current Assets	$22,308	$17,401

Total Assets	$24,690	$19,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Total Liabilities	$2,966	$-
Total shareholders' equity	$21,724	$11,307

STATEMENT OF EXPENSES

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007	Inception Through June 30, 2007

Operating expenses
General & administrative	$11,665	$27,141	$70,559
Depreciation expense	226	452	779
Total operating expenses	11,891	27,593	71,338

Operating loss	(11,891)	(27,593)	(71,338)

Interest expense	(24)	(24)	(24)

Net loss	$(11,915)	$(27,617)	$(71,362)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Weighted average common shares outstanding	10,691,885	10,676,279

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "Velocity" and words of similar meaning in these Risk Factors refer to the Company):

Risks Relating To Our Planned Business Operations

WE WILL NEED ADDITIONAL FINANCING TO CONTINUE OUR BUSINESS PLAN, ACQUIRE, DRILL AND STUDY WELLS, WHICH FINANCING, IF WE ARE UNABLE TO RAISE MAY FORCE US TO SCALE BACK OR ABANDON OUR BUSINESS PLAN.

We raised an aggregate of $61,000 through the sale of 610,000 Units at a price of $0.10 per unit from September 2006 through August 2007, which Units each included one (1) share of common stock; one (1) three (3) year Class A Warrant to purchase one (1) share of our common stock at an exercise price of $0.25 per share; and one (1) three (3) year Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.50 per share (each a “Unit”).  However, we believe that we will only be able to continue our business operations for approximately the next three months with our current cash on hand and anticipate the need for approximately $100,000 in additional funding to continue our business operations for the next twelve months, which amount includes $60,000 which we have agreed to pay to Polaris in connection with the Participation Agreement described above, which funds we do not currently have, and which there can be no assurance we will be able to raise, and  approximately $250,000 in additional financing to fund any future oil and gas acquisitions.

We do not currently have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. We can provide no assurance that additional financing will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our exploration activities.

WE RELY HEAVILY ON FRANK A. JACOBS, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR AND IF HE WERE TO LEAVE, WE COULD FACE SUBSTANTIAL COSTS IN SECURING A SIMILARLY QUALIFIED OFFICER AND DIRECTOR.

Our success depends upon the personal efforts and abilities of Frank A. Jacobs, our Chief Executive Officer and Director. Mr. Jacobs spends approximately 30 hours per week on Company matters.  Our ability to operate and implement our exploration activities is heavily dependent on the continued service of Mr. Jacobs and will depend on our ability to attract qualified contractors and consultants on an as-needed basis.

We anticipate facing continued competition for such contractors and consultants, and may face competition for the services of Mr. Jacobs in the future. We do not have any employment contract with Mr. Jacobs, nor do we currently have any key man insurance on Mr. Jacobs. Mr. Jacobs is our driving force and is responsible for maintaining our relationships and operations. We cannot be certain that we will be able to retain Mr. Jacobs and/or attract and retain contractors and consultants in the future. The loss of Mr. Jacobs and/or our inability to attract and retain qualified contractors and consultants on an as-needed basis could have a material adverse effect on our business and operations.

BECAUSE OF THE SPECULATIVE NATURE OF OIL AND GAS EXPLORATION, THERE IS SUBSTANTIAL RISK THAT WE WILL NOT FIND ANY COMMERCIALLY EXPLOITABLE OIL OR GAS AND THAT OUR BUSINESS WILL FAIL.

The search for commercial quantities of oil as a business is extremely risky. We cannot provide investors with any assurance that will be able to obtain properties in the future and/or that any properties we obtain will contain commercially exploitable quantities of oil and/or gas.  Future exploration expenditures made by us, if any, may not result in the discovery of commercial quantities of oil and/or gas in any future properties we may acquire the rights to, and problems such as unusual or unexpected formations and other conditions involved in oil and gas exploration often result in unsuccessful exploration efforts. If we are unable to find commercially exploitable quantities of oil and gas, in any properties we may acquire in the future, and/or we are unable to commercially extract such quantities we may find in any properties we may acquire in the future, we may be forced to abandon or curtail our business plan, and as a result, any investment in us may become worthless.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN OIL AND GAS EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS OPERATIONS, WHICH COULD FORCE US TO EXPEND A SUBSTANTIAL AMOUNT OF MONEY IN CONNECTION WITH LITIGATION AND/OR A SETTLEMENT.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us in the future. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, there can be no assurance that any insurance obtained by us in the future will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

WE REQUIRE SUBSTANTIAL ADDITIONAL FINANCING TO PURCHASE PROPERTIES AND BEGIN OUR EXPLORATION AND DRILLING ACTIVITIES, WHICH FINANCING IS OFTEN HEAVILY DEPENDENT ON THE CURRENT MARKET PRICE FOR OIL AND GAS, WHICH WE ARE UNABLE TO PREDICT.

Our growth and continued operations could be impaired by limitations on our access to capital markets. If the market for oil and/or gas were to weaken for an extended period of time, our ability to raise capital would be substantially reduced. There can be no assurance that capital from outside sources will be available, or that if such financing is available, that it will not involve issuing securities senior to the common stock or equity financings which will be dilutive to holders of common stock. Such issuances, if made, would likely cause a decrease in the value of our common stock.

PURSUANT TO THE TERMS OF OUR PARTICIPATION AGREEMENT WITH POLARIS HOLDINGS, INC., WE AGREED TO ISSUE POLARIS 25% OF OUR THEN OUTSTANDING COMMON STOCK ON SEPTEMBER 1, 2009.

In August 2007, we entered into an Acquisition & Participation Agreement with Polaris Holdings, Inc. (the “Participation Agreement” and “Polaris”) pursuant to which we obtained the rights to purchase certain working interests in Brazoria County, Texas, funding permitting. We agreed to issue Polaris 4,000,000 shares of common stock (which shares were issued on September 12, 2007) and are required to pay Polaris $20,000 in connection with the closing of the Participation Agreement prior to September 1, 2007 (which date has since been extended until October 1, 2007), and an additional $40,000 on or before January 1, 2008, to earn the interest in the Leases.  As such, we can make no assurances that we will have sufficient funds to complete the purchase of the Leases on January 1, 2008 and/or make the required payment on October 1, 2007. The Participation Agreement also contains a provision, whereby if we issue any shares of common stock after the date of the Participation Agreement and before September 1, 2009, we agreed to issue Polaris additional shares of common stock on September 1, 2009, such that it would own 25% of our then outstanding common stock.  The Participation Agreement is described in greater detail below under “Description of Business.”  Assuming the closing of the Participation Agreement of which there can be no assurance, and the issuance by us of additional shares of common stock prior to September 1, 2009, the issuance of additional shares of common stock to Polaris on September 1, 2009 will cause immediate and substantial dilution to our then existing shareholders.

THE MARKET FOR OIL AND GAS IS INTENSELY COMPETITIVE, AND AS SUCH, COMPETITIVE PRESSURES COULD FORCE US TO ABANDON OR CURTAIL OUR BUSINESS PLAN.

The market for oil and gas exploration services is highly competitive, and we only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are currently competing with us for oil and gas opportunities. Additionally, there are numerous companies focusing their resources on creating fuels and/or materials which serve the same purpose as oil and gas, but are manufactured from renewable resources. As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause any investment in us to become worthless.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH, WHICH COULD LEAD TO OUR INABILITY TO IMPLEMENT OUR BUSINESS PLAN.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have one Director and one executive officer. Further, as we enter into contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

THE PRICE OF OIL AND NATURAL GAS HAS HISTORICALLY BEEN VOLATILE AND IF IT WERE TO DECREASE SUBSTANTIALLY, OUR PROJECTIONS, BUDGETS, AND REVENUES, IF ANY, WOULD BE ADVERSELY EFFECTED, AND WE WOULD LIKELY BE FORCED TO MAKE MAJOR CHANGES IN OUR BUSINESS PLAN.

Our future financial condition, results of operations, if any, and the carrying value of our future oil and natural gas properties, if any, depend primarily upon the prices we will receive for our oil and natural gas production, if any in the future. Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flows from operations will be highly dependent on the prices that we receive for any oil and natural gas we may produce in the future. This price volatility also affects the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

o the level of consumer demand for oil and natural gas;

o the domestic and foreign supply of oil and natural gas;

o the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls;

o the price of foreign oil and natural gas;

o domestic governmental regulations and taxes;

o the price and availability of alternative fuel sources;

o weather conditions;

o market uncertainty due to political conditions in oil and natural gas producing regions, including the Middle East; and

o worldwide economic conditions.

These factors as well as the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce our revenue due to the sale of oil and gas, if any, but could reduce the amount of oil and natural gas that we can produce economically, if any, and, as a result, could have a material adverse effect upon our financial condition, results of operations, oil and natural gas reserves and the carrying values of our future oil and natural gas properties, if any. If the oil and natural gas industry experiences significant price declines, we may be unable to make planned expenditures, among other things. If this were to happen, we may be forced to abandon or curtail our business operations, which would cause the value of an investment in us to decline in value, or become worthless.

OUR FUTURE ESTIMATES OF RESERVES, IF ANY, COULD HAVE FLAWS, OR MAY NOT ULTIMATELY TURN OUT TO BE CORRECT OR COMMERCIALLY EXTRACTABLE AND AS A RESULT, OUR FUTURE REVENUES AND PROJECTIONS, IF ANY, COULD BE INCORRECT.

Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. Our actual amounts of production, revenue, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves in connection with any future oil and gas properties we may acquire in the future, if any, may vary substantially from estimates prepared by petroleum engineers.  Oil and gas reserve estimates are necessarily inexact and involve matters of subjective engineering judgment. In addition, any estimates of our future net revenues and the present value thereof, in connection with any future properties we may acquire, if any, will be based on assumptions derived in part from historical price and cost information, which may not reflect current and future values, and/or other assumptions which may be made by us that only represent our best estimates. If these estimates of quantities, prices and costs prove inaccurate, we may be unsuccessful in obtaining any oil and gas reserves. Additionally, if declines in and instability of oil and gas prices occur, then write downs in the capitalized costs associated with any oil and gas assets we may acquire in the future may be required. If our future reserve estimates, associated with any properties we may acquire in the future are found to be incorrect, the value of our common stock could decrease and we may be forced to write down the capitalized costs of such oil and gas properties, if any.

OUR FUTURE OPERATIONS WILL BE HEAVILY DEPENDENT ON ENVIRONMENTAL REGULATIONS, WHICH WE ARE UNABLE TO PREDICT, AND WHICH MAY CHANGE IN THE FUTURE, CAUSING US TO EXPEND SUBSTANTIAL ADDITIONAL CAPITAL.

Public interest in the protection of the environment has increased dramatically in recent years. Our future planned oil and natural gas production operations and our future planned processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could force us to expend additional operating costs and capital expenditures to stay in compliance than we currently anticipate needing to expend, and could consequently force us to curtail or abandon our business operations.

Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact our future operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and (vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

Management believes that we are in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed to not be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our financial condition. If this were to happen, any investment in us could be lost.

THERE IS UNCERTAINTY AS TO YOUR ABILITY TO ENFORCE CIVIL LIABILITIES BOTH IN AND OUTSIDE OF THE UNITED STATES DUE TO THE FACT THAT OUR OFFICE SPACE AND SOLE OFFICER AND DIRECTOR ARE NOT LOCATED IN THE UNITED STATES.

Our office space and sole officer and Director are located in Canada. As such, shareholders may have difficulty enforcing judgments based upon the civil liability provisions of the securities laws of the Unites States or any state thereof, both in and outside of the United States.

Risks Relating To The Company's Securities

WE MAY HAVE POTENTIAL LIABILITY FOR SHARES OF COMMON STOCK WHICH MAY HAVE BEEN SOLD IN VIOLATION OF FEDERAL AND/OR STATE SECURITIES LAWS.

An aggregate of 115,000 shares of common stock and 206,000 warrants to purchase shares of our common stock were sold by us in September 2006 through August 2007 to seven (7) non-accredited investors and one (1) accredited investor.  Those shares and warrants were not registered under federal or state securities laws, and exemptions from registration provided by these securities laws may not have been available or may not have been perfected due to that fact that such investors who purchased our shares were not provided audited financial statements, risk factors, or a description of our business history and results of operations, with the result that we may be deemed to have violated the registration requirements of these securities laws with respect to the offer and sale of the shares of common stock. In July and August 2007, we offered rescission to such investors, and provided each investor pursuant to applicable state laws, at least thirty (30) days to decide whether to accept or reject the rescission offer. All but one of the investors elected to reject the rescission offer and reaffirm their purchases, and we subsequently returned the rescinding investor’s subscription fee of $200 and cancelled such investor’s 2,000 shares and warrants. In connection with the rescission offer, we provided every non-accredited and accredited shareholder, who we believed that at that time may not have been provided full disclosure documents in connection with the purchase of our shares, audited financial statements, risk factors and business information similar to what information is included in this Prospectus. Although all but one of the investors elected to reject rescission, certain state securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of securities that was not registered under the relevant securities laws as required. As a result, we may continue to be potentially liable under certain securities laws for such sales of common stock even after completing our rescission offer. We anticipate that such liability in aggregate would not exceed the total price of the remaining 113,000 purchased Units, or $11,300.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the OTC Bulletin Board. However, we can make no assurances that there will be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1) actual or anticipated variations in our results of operations;

(2) our ability or inability to generate new revenues;

(3) increased competition;

(4) conditions and trends in oil and gas industry; and

(5) the market for oil and gas.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

OUR AUDITORS HAVE EXPRESSED A CONCERN ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditors, in our audited financial statements expressed a concern about our ability to continue as a going concern. We had an accumulated deficit of $43,745 as of December 31, 2006, and an accumulated deficit of $71,362 as of June 30, 2007, and have not generated any revenues to date. These factors raise substantial doubt as to whether we will be able to continue as a going concern. The attached financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF PREFERRED STOCK, WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN OUR CURRENTLY OUTSTANDING COMMON STOCK.

Pursuant to our Articles of Incorporation, we have 100,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized. As of September 28, 2007, we had 14,920,000 shares of common stock issued and outstanding and - 0 - shares of preferred stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or provide those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless.

FRANK A. JACOBS, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR BENEFICIALLY OWNS AN AGGREGATE OF 67.4% OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

Frank A. Jacobs, our Chief Executive Officer and Director beneficially owns an aggregate of 10,180,000 shares or approximately 67.4% of our outstanding common stock (assuming the issuance of shares of common stock in connection with the exercise of certain warrants which he beneficially owns). Accordingly, Mr. Jacobs will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Jacobs as a Director of the Company, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first clear our outstanding comments with the Securities and Exchange Commission; then engage a market maker, who will file a Form 15c2-11 with the National Association of Securities Dealers ("NASD"); and clear NASD comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear NASD comments, of which we can provide no assurances, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the NASD, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Assuming our common stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $4.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

A total of 610,000 shares of common stock are being registered herein in connection with the exercise of warrants at an exercise price of $0.25 per share, a total of 610,000 shares of common stock are being registered herein in connection with the exercise of warrants at an exercise price of $0.50 per share, and a total of 200,000 shares of common stock are being registered herein in connection with the exercise of warrants at an exercise price of $0.10 per share, which if exercised in full would provide the Company $477,500 in funding (the “Warrants”).  Assuming the full exercise of the Warrants, one-half of the Warrants are exercised and only 1/3 of the Warrants are exercised; the Company will spend those funds on the following items:

Use of Funds	Assuming 1/3 of the Warrants are exercised and a total of $159,167 is received	Assuming 1/2 of the Warrants are exercised and a total of $238,750 is received	Assuming all of the Warrants are exercised and a total of $477,500 is received.
Exploration Expenses and/or Expenses in Connection with an Acquisition	$60,000	$140,000	$380,000
Working Capital	$99,167	$98,750	$97,500

Totals	$159,167	$238,750	$477,500

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our officer and director is as follows:

Name	Age	Position

Frank A. Jacobs	54	Chief Executive Officer, President,
		Treasurer and Director

Frank A. Jacobs

Mr. Jacobs has served as our Chief Executive Officer, President, Treasurer and Director since May 2006. From January 2004 until June 2007, Mr. Jacobs was a consultant to Texhoma Energy, Inc. (THXE:PK, “Texhoma”) and a Director of Texhoma.  From May 2007 to June 2007, Mr. Jacobs held the position of Chief Executive Officer and President of Texhoma, which positions he also held from January 2004 until April 2006. From January 2004 until February 2007, Mr. Jacobs served as Executive Chairman of Texhoma.  From August 2003 until May 2005, Mr. Jacobs was employed by International PetroReal Oil Corporation as a Director and as President and Chief Operating Officer.  From January 2003 until July 2004 Mr. Jacobs was employed by Loumic Exploration Inc. (formerly International Loumic Resources Ltd.) as a Director, and as President and Chief Executive Officer.  From May 2002 until November 2002, Mr. Jacobs was employed by Durum Consolidated Energy Corporation as a Director, and as President and Chief Executive Officer.

Mr. Jacobs obtained his Bachelors degree from the Higher Technical College Breda in the Netherlands in 1976 in Chemical Engineering and his Masters from the University of Calgary in Chemical Engineering in 1978.  Mr. Jacobs spends approximately 30 hours per week on Company matters.

Additionally, Terje Reiersen previously served as a Director and as Secretary of the Company from August 2006 to July 2007; however, Mr. Reiersen no longer holds any position with the Company.

Our Director and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of September 28, 2007 and by our officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent
Frank A. Jacobs CEO, CFO, Treasurer, and Director 595 Howe Street, Suite 323 Vancouver, British Columbia, Canada V6 C 2T5	10,180,000(2)	67.4%(4)
Polaris Holdings, Inc.(3) 2411 Fountain View Dr., Suite 120 Houston, Texas 77057	4,000,000	26.8%
All officers and Directors as a group one (1 person)	10,180,000(2)	67.4%(4)

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

(2) Includes 10,000,000 shares of common stock personally owned by Mr. Jacobs; 10,000 shares of common stock, 10,000 Class A Warrants and 10,000 Class B Warrants held by his wife, which he is deemed to beneficially own; and 50,000 shares of common stock, 50,000 Class A Warrants and 50,000 Class B Warrants held by Jacobs Oil and Gas, Ltd., formerly 670301, Ltd., a British Columbia corporation which he controls and which shares he is therefore deemed to beneficially own.

(3) The beneficial owner of Polaris Holdings, Inc. is Ingolf Grinde, its President.

(4) Based on 15,100,000 shares of common stock outstanding assuming the exercise of all warrants Mr. Jacobs beneficially owns.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form SB-2 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 197,500 shares of our common stock and warrants to purchase 200,000 shares of our common stock at any exercise price of $0.10 per share (the “Loev Securities”), as described in greater detail under “Certain Relationships and Related Transactions,” below.  Neither Mr. Loev nor The Loev Law Firm, PC holds any other interest in the Company other than the Loev Securities.

EXPERTS

The financial statements of the Company as of December 31, 2006, included in this Prospectus have been audited by Malone & Bailey, PC, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

DESCRIPTION OF BUSINESS

History

We were formed as a Nevada corporation on May 16, 2006.  We have 110,000,000 shares of authorized stock, consisting of 100,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.  We are an exploration stage company with limited operations, which has not generated any revenues to date, and does not anticipate being able to generate revenues until we can raise substantial additional capital.

We are currently focused on seeking out and purchasing producing and/or non-producing non-operated oil and gas properties in the gulf coast region of Louisiana and Texas.  We hope that through these anticipated purchases, we will be able to generate oil and gas production and continue to grow our operations through subsequent purchases, of which there can be no assurance.

Initially, we intend to seek out low risk, high return investments and development activities in the gulf coast region.  While we currently have a tentative list of potential acquisitions, including the Polaris Leases, described below, we will need to raise substantial additional capital either though the sale of debt or equity securities or by entering into joint ventures with more established oil and gas companies and/or institutional investors in the future to obtain the necessary funds we will require to purchase our initial oil and gas interests and move forward with our business plan.

RECENT EVENTS:

On June 1, 2007, we issued Capersia Pte. Ltd. (“Capersia”), a shareholder of the Company an $8,000 Promissory Note to evidence an $8,000 loan we received from Capersia (the “Note”).  The Note has an effective date of June 13, 2007, and bears interest at the rate of 6% per annum until paid in full.  The Note is payable on demand and any amounts not paid when due accrue interest at the rate of 15% per annum.  Capersia has the right at any time prior to the date such Note is repaid to convert any or all of the outstanding principal amount of the Note into shares of the Company’s common stock at a conversion price of $0.10 per share.  If converted in full, the $8,000 Note would convert into 80,000 shares of our common stock.

In August 2007, we entered into an Acquisition & Participation Agreement with Polaris Holdings, Inc. (the “Participation Agreement” and “Polaris”) pursuant to which we obtained the rights to purchase (a) a 10% working interest in 80 acres of land in the Manvel Field, Davis No. 1 Well in Brazoria County, Texas, subject to an existing overriding royalty interest equal to 25% of 8/8th and a 25% working interest after the payout of the Davis No. 1 well on the land; and (b) a 10% working interest in 160 acres of land in the Sandy Point Field, Express No. 1 Fite Well, in Brazoria County, Texas, subject to an existing overriding royalty interest equal to 25% of 8/8th, and a one-eighth of eight-eighths (12.50% of 8/8th) working interest (the “Leases”), funding permitting.

We issued Polaris 4,000,000 shares of common stock and were required to pay Polaris $20,000 prior to September 1, 2007, which date has since been extended until October 1, 2007, as described below, and an additional $40,000 on or before January 1, 2008, to earn the interest in the Leases.  As such, we can make no assurances that we will have sufficient funds to complete the purchase of the Leases on January 1, 2008.  In the event that we do not have sufficient funds to pay Polaris the remaining $40,000 of the purchase price, Polaris has the right to convert such debt into shares of our common stock at the rate of the lesser of $0.01 per share, or the lowest trading price (if any) of our common stock for the six months prior to such conversion date.  We do not currently have a market for our common stock.  Alternatively, in the event we are unable to pay Polaris the $40,000 required to finalize the purchase of the Leases as of January 1, 2008, Polaris can take back ownership of the Leases and keep the $20,000.

The effective date of the Participation Agreement is September 1, 2007.  The Participation Agreement is subject to a satisfactory review of certain technical and commercial data in connection with the Leases, and a Joint Venture Agreement regarding the Leases by us.

The Participation Agreement also contains a provision, whereby if we issue any shares of common stock after the date of the Participation Agreement and before September 1, 2009, we agreed to issue Polaris additional shares of common stock on September 1, 2009, such that it would own 25% of our then outstanding common stock.  The Participation Agreement is described in greater detail below under “Description of Business.”

On or about August 29, 2007, we entered into a Letter Amendment to the Participation Agreement, whereby the closing date of the Participation Agreement was extended from September 1, 2007 to October 1, 2007.

EMPLOYEES

We currently have one employee who works for us on a part-time basis, our Chief Executive Officer and Director, Frank A. Jacobs.  We currently have no plans to increase our number of employees, and do not plan on increasing our number of employees until we are able to purchase an oil and gas property, if ever, and obtain positive cash flows, funding permitting, of which there can be no assurance.

COMPETITION

We face competition from numerous other oil and gas exploration and development companies, which have greater resources than we do, already have producing properties, and may be better able to find and extract commercial quantities of oil and gas, and therefore may be able to offer their oil and gas products at prices lower than we will be able to, assuming we find any oil and gas and/or purchase any producing properties in the future, of which there can be no assurance due to the fact that we will need to raise substantial additional capital prior to the acquisition of any producing or non-producing oil and gas interests.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will directly impact our planned future oil and gas exploration, development and production operations, and consequently may impact our operations and costs moving forward, assuming we are able to raise sufficient capital to purchase oil and gas interests and sustain our operations, of which there can be no assurance. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and (vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.  While we do not currently have any oil and gas operations, we have not had any costs associated with the above regulations to date; however, assuming that we have any oil and gas operations in the future, of which there can be no assurance because of the substantial amount of additional financing we will require, we anticipate the costs required to comply with the regulations above will be substantial.  Furthermore, if we have any oil and gas operations in the future, and we are deemed not to be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our available cash and liquidity, and/or could force us to curtail or abandon our current business operations.

DESCRIPTION OF PROPERTY

The Company has leased office space at 595 Howe Street, Suite 323 Vancouver, British Columbia, Canada - V6C 2T5, Telephone number (604)-765-3337 for approximately $540 per month, and has a mailing address in Houston, Texas at 1901 Post Oak Blvd, Suite 3403, Houston Texas 77056, which is supplied by the Company’s Chief Executive Officer, Frank Jacobs free of charge.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

We are currently focused on seeking out and purchasing producing and non-producing oil and gas properties in the gulf coast region of Louisiana and Texas.  We hope that through these anticipated purchases, we will be able to generate oil and gas production and continue to grow our operations through subsequent purchases, of which there can be no assurance.

Initially, we intend to seek out low risk, high return investments and development activities in the gulf coast region, such as the Polaris acquisition described above under “Description of Business.”  While we currently have a tentative list of potential additional acquisitions, we will need to raise substantial additional capital either though the sale of debt or equity securities or by entering into joint ventures with more established oil and gas companies and/or institutional investors in the future to obtain the necessary funds we will require to purchase our initial oil and gas interests and move forward with our business plan.

RESULTS FROM OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2007 COMPARED TO THE PERIOD FROM MAY 16, 2006 (INCEPTION) TO JUNE 30, 2006

We did not generate any revenues for the three months ended June 30, 2007, or for the period from May 16, 2006 (Inception) to June 30, 2006, and do not anticipate generating any revenues until we can raise sufficient capital to purchase operating or non-operating oil and gas properties, and/or to close the purchase of the Leases from Polaris, as described above, of which there can be no assurance.

We had general and administrative expenses of $11,665 for the three months ended June 30, 2007, compared to general and administrative expenses of $22,219 for the period from May 16, 2006 (Inception) to June 30, 2006, an increase in expenses of $10,554 or 90.5% from the prior period.  The main reason for the increase in expenses was due to increased business activity and costs associated with the preparation of this Registration Statement.

We had depreciation expense of $226 for the three months ended June 30, 2007, compared to depreciation expense of $52 for the period from May 16, 2006 (Inception) to June 30, 2006, a $174 or 334.6% increase in depreciation expense, which increase was caused by an increase in our depreciable asset base.

We had total operating expenses and a total operating loss of $11,891 for the three months ended June 30, 2007, compared to total operating expenses and a total operating loss of $22,271 for the period from May 16, 2006 (Inception) to June 30, 2006, an increase in total operating expenses of $10,380 or 87.3% from the prior period.

We had interest expense of $24 for the three months ended June 30, 2007, which expense was not represented in the prior period, and which expense was in connection with a loan received from Capersia Pte. Ltd., a shareholder of the Company (“Capersia”), as evidenced by the Promissory Note described below.

We had a total net loss of $11,915 for the three months ended June 30, 2007, compared to a total net loss of $22,271 for the period from May 16, 2006 (Inception) to June 30, 2006, an increase in net loss of $10,380 or 87.3% from the prior period, which increase in net loss was mainly due to the 10% increase in general and administrative expenses.  We anticipate incurring net losses until and unless we are able to close the Participation Agreement with Polaris, and/or obtain any other oil and gas interests, and unless such interests produce sufficient revenues to support our operations, of which there can be no assurance.

FOR THE SIX MONTHS ENDED JUNE 30, 2007

We did not generate any revenues for the six months ended June 30, 2007, and do not anticipate generating any revenues until we can raise sufficient capital to purchase operating or non-operating oil and gas properties, and/or to close the purchase of the Leases from Polaris, as described above, of which there can be no assurance.

We had general and administrative expenses of $27,141 for the six months ended June 30, 2007, which was mainly due to professional and accounting fees, computer related expenses in connection with our office computers, and travel expenses.

We had depreciation expense of $452 for the six months ended June 30, 2007.

We had total operating expenses of $27,593 for the six months ended June 30, 2007.

We had $24 of interest expense for the six months ended June 30, 2007, which was accrued for payment on the Capersia Promissory Note as described below.

We had a total net loss of $27,617 for the six months ended June 30, 2007.  We anticipate incurring net losses until and unless we are able to close the Participation Agreement with Polaris, and/or obtain any other oil and gas interests, and unless such interests produce sufficient revenues to support our operations, of which there can be no assurance.

FOR THE PERIOD FROM MAY 16, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006

We did not generate any revenues for the period from May 16, 2006, (inception) through December 31, 2006, and do not anticipate generating any revenues until we can raise sufficient capital to purchase operating or non-operating oil and gas properties, of which there can be no assurance.

We had general and administrative expenses of $43,418 for the period from May 16, 2006, (inception), through December 31, 2006, which expenses were mainly due to $5,000 of Directors fees paid to Frank Jacobs, our current sole officer and Director and $5,000 in Directors fees paid to Terje Reiersen, our former Director, approximately $21,800 in legal fees, and approximately $9,950 in travel expenses.

We had depreciation expense of $327 for the period from May 16, 2006, (inception), through December 31, 2006.

We had total operating expenses of $43,745 and a total net loss of $43,745 for the period from May 16, 2006, (inception), through December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets of $19,331 as of June 30, 2007, consisting of total current assets of $17,401, which included cash of $3,559, accounts receivable for stock subscriptions of $12,000 and other current assets of $1,842, and non-current assets consisting solely of property and equipment, net of accumulated depreciation of $1,930.

We had total liabilities as of June 30, 2007 of $8,024, consisting of $8,000 of note payable to Capersia, and $24 of accrued interest on such Promissory Note.

On June 1, 2007, we issued Capersia an $8,000 Promissory Note to evidence an $8,000 loan we received from Capersia (the “Note”).  The Note has an effective date of June 13, 2007, and bears interest at the rate of 6% per annum until paid in full.  The Note is payable on demand and any amounts not paid when due accrue interest at the rate of 15% per annum.  Capersia has the right at any time prior to the date such Note is repaid to convert any or all of the outstanding principal amount of the Note into shares of the Company’s common stock at a conversion price of $0.10 per share.  If converted in full, the $8,000 Note would convert into 80,000 shares of our common stock.

We had working capital of $9,377 and a deficit accumulated during the exploration stage of $71,362 as of June 30, 2007.

We had $21,483 of net cash used in operating activities for the six months ended June 30, 2007, which included a net loss of $27,617 and a decrease in prepaid expenses and other assets of $5,658.

We had $13,034 of net cash provided by financing activities for the six months ended June 30, 2007, which included $8,000 of proceeds from issuance of common stock in connection with the sale of common stock to certain investors and $8,000 of proceeds from the Note payable to shareholder, offset by $2,966 of repayment of advances from Frank A. Jacobs, the Company's sole officer and Director.

We raised an aggregate of $61,000 through the sale of 610,000 units at a price of $0.10 per Unit from September 2006 through August 2007, which units each included one (1) share of common stock, one (1) three (3) year Class A Warrant to purchase one (1) share of our common stock at an exercise price of $0.25 per share, and one (1) three (3) year Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.50 per share.  However, we believe that we will only be able to continue our business operations for approximately the next three months with our current cash on hand and anticipate the need for approximately $100,000 in additional funding to continue our business operations for the next twelve months, which amount includes $60,000 which we have agreed to pay to Polaris in connection with the Participation Agreement described above and which we do not currently have, which there can be no assurance we will be able to raise.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. We can provide no assurance that additional financing will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our exploration activities.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In May 2006 we appointed Frank A. Jacobs our Chief Executive Officer, President, Treasurer and Director.

In May 2006, we issued 10,000,000 shares of our common stock to our Chief Executive Officer and Director, Frank A. Jacobs, in consideration for $10,000 of funding (or $0.001 per share), 100,000 shares of our common stock to a consultant in consideration for accounting and secretarial services rendered, and 200,000 shares of common stock and five (5) year warrants to purchase 200,000 shares of our common stock at an exercise price of $0.10 per share, to our legal counsel, David M. Loev, in consideration for legal services rendered.

In August 2006, we appointed Terje Reiersen as our Secretary and Director.

On July 23, 2007, Mr. Reiersen resigned as our Secretary and Director, and as such, Mr. Reiersen no longer holds any position with us.

EXECUTIVE COMPENSATION

			Other(1)
			Annual	Total
Name & Principal			Compen-	Compen-
Position	Year	Salary ($)	sation	sation

Frank A. Jacobs	2006	$5,000(2)	--	$5,000
CEO, CFO, Treasurer
And Director

Terje Reiersen	2006	$5,000(2)	--	$5,000
Former Secretary
and Director (3)

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individuals listed above, we had no executive employees or Directors during the years listed above.

(1) No Executive Officer received any bonus, restricted stock awards, options, non-equity incentive plan compensation, or nonqualified deferred compensation earnings since the Company was incorporated, and no salaries are being accrued.

(2) Represents Directors fees paid.

(3) Mr. Reiersen served as our Secretary and Director from our inception until July 23, 2007, when he resigned as an officer and Director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Our Board of Directors, currently consisting solely of Mr. Frank Jacobs, receives $5,000 per year for service to the Company.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Mr. Jacobs, determines the compensation given to our executive officers in his sole determination. As our executive officers currently draw no compensation from us, we do not currently have any executive compensation program in place. Although we have not to date, our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL  DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of September 28, 2007, we had 14,920,000 shares of common stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the Preferred Stock, which rights may be superior to those associated with our common stock; which effects may include:

o	Restricting dividends on the common stock;

o	Rights and preferences including dividend and dissolution rights, which are superior to our common stock;

o	Diluting the voting power of the common stock;

o	Impairing the liquidation rights of the common stock; or

o	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

Our legal counsel, David M. Loev currently holds warrants to purchase 200,000 shares of our common stock at an exercise price of $0.10 per share, which warrants expire if unexercised on May 20, 2011, with a cashless exercise provision.

Each of the approximately 38 shareholders who purchased an aggregate of 610,000 Units in our offshore offering from September 2006 to August 2007, received one (1) three year Class A Warrant to purchase one (1) share of our common stock at an exercise price of $0.25 per share, and one (1) three year Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.50 per share, as well as one (1) share of common stock (each collectively a “Unit”).

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 14,920,000 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, 2,340,000 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market (assuming the valid exercise of 1,420,000 shares of common stock being registered herein in connection with the exercise of warrants, which shares are not currently outstanding) if and when any market for the common stock develops, subject to those 180,000 shares of common stock being registered on behalf of Frank A. Jacobs, our sold officer and Director, his spouse and/or entities which he controls, being subject to the requirements of Rule 144, as described below, because such individual is considered an “affiliate” of the Company. No public market currently exists for the Company's common stock.

The remaining 14,000,000 shares of our currently issued and outstanding common stock which are not being registered pursuant to this registration statement will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one (1) year from the later of its acquisition from the Company or an affiliate of the Company.

Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 2,340,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding, but may receive up to $485,000 in connection with the exercise of the warrants registered on behalf of the selling shareholders included in this Prospectus. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders

Shareholder	Date Shares Acquired	Common Stock Beneficially Owned Before Resale	Shares Underlying Warrants Beneficially Owned Before Resale (1)	Amount Offered (Assuming all shares immediately sold)	Shares Beneficially Owned After Resale (2)

Alexander, Brian*	September-2006	20,000	40000	60,000	--
Asset Solutions (Hong Kong) Ltd.(A)*	September-2006	5,000	10000	15,000	--
Aran Asset Management(B)*	August - 2007	20,000	40000	60,000	--
Babajanov, Daniel(C)	May - 2006	2,500	0	2,500	--
Bell, Brannen*	September-2006	5,000	10000	15,000	--
Bleuler, Jason*	September-2006	8,000	16000	24,000	--
Boffo, Michael*	June - 2007	25,000	50000	75,000	--
Botto, Ottavio*	June - 2007	25,000	50000	75,000	--
Brimage, Russel*	June - 2007	100,000	200000	300,000	--
Capersia Pte. Ltd.(D)*	May - 2007	50,000	100000	150,000	--
Corazon Technology Ltd.(E)*	June - 2007	10,000	20000	30,000	--
Essery, Amanda*	September-2006	5,000	10000	15,000	--
Faulkner, James J. C.(3)	July - 2007	5,000	0	5,000	--
Flanagan, Michael*	September-2006	10,000	20000	30,000	--
Gallwey, Hillary*	October-2006	10,000	20000	30,000	--
Glass, James P.*	October-2006	10,000	20000	30,000	--
Hendricks, Pamela*	October-2006	10,000	20000	30,000	--
Hershberg, Wendy*	September-2006	10,000	20000	30,000	--
Hourglass Holdings Ltd. (F)*	June - 2007	10,000	20000	30,000	--
Jacobs Oil & Gas, Ltd.(G)*	September-2006	50,000	100000	150,000	--
Jacobs, Anne*	September-2006	10,000	20000	30,000	--
Jacobs, Marsha (H)*	September-2006	10,000	20000	30,000	--
Jacobs, Pauline(H)*	September-2006	10,000	20000	30,000	--
Jacobs, Peter (I)*	September-2006	8,000	16000	24,000	--
Jehle, A.E. Buzz*	October-2006	10,000	20000	30,000	--
Laithwaite, Amy*	September-2006	10,000	20000	30,000	--
Loev, David M. (C)(3)	May-2006	197,500	200,000	397,500	--
Maxwell, Meredith (3)	May-2006	100,000	0	100,000
Maxwell, Meredith*	October-2006	8,000	16000	24,000	--
Moses, James*	September-2006	10,000	20000	30,000	--
NetSolver(J)(3)	July - 2007	5,000	0	5,000	--

Pacific Spinner Limited Company (K)*	October-2006	20,000	40000	60,000	--
Pearson, Drew*	September-2006	10,000	20000	30,000	--
Pool, Marga*	September-2006	8,000	16000	24,000	--
Purdy, David*	September-2006	5,000	10000	15,000	--
Reiersen, Terje(L)*	October-2006	5,000	10000	15,000	--
Polaris Partners, Inc.(M)*	October-2006	50,000	100000	150,000	--
Termansen, Peter*	August - 2007	10,000	20000	30,000	--
Toledo, Wim Van*	October-2006	8,000	16000	24,000	--
Tsakumis, Alex P.*	September-2006	10,000	20000	30,000	--
Ulrich, Nicolas*	September-2006	15,000	30000	45,000	--
Wilson, Greg*	September-2006	10,000	20000	30,000	--

	TOTALS	920,000	1,420,000	2,340,000	--

* Purchased units at $0.10 per unit consisting of one (1) share of common stock, (1) Class A Warrant to purchase one share of common stock at an exercise price of $0.25 per share and one (1) Class B Warrant to purchase one share of commons tock at an exercise price of $0.50 per share.

(1)
Other than the warrants held by David M. Loev, each of the shares underlying warrants listed in the table above, as held by the shareholders above, represent an equal number of three (3) year Class A Warrants to purchase shares of the Company’s common stock at an exercise price of $0.25 per share and three (3) year Class B Warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share.

(2)	Assuming all shares offered herein are sold.

(3)	Issued shares in consideration for services rendered.

(A)	The beneficial owner of Asset Solutions (Hong Kong) Ltd. is Daniel Vesco.

(B)	The beneficial owner of Aran Asset Management is Michael C. Thalmann, its Chairman and Chief Executive Officer.

(C)	Mr. Babajanov was gifted 2,500 shares of our common stock from David M. Loev in August 2007.

(D)	The beneficial owner of Capersia Pte. Ltd. (“Capersia”) is Sino Atlantic Limited (“Atlantic”).

(E)	The beneficial owner of Corazon Technology Ltd. is Ken Taves, its President.

(F)	The beneficial owner of Hourglass Holdings Ltd. is Ken Taves, its President.

(G)
Jacobs Oil & Gas, Ltd., formerly 670301 BC, Ltd., is beneficially owned by our Chief Executive Officer, Frank A. Jacobs.  The shares of common stock registered on behalf of Jacobs Oil & Gas, Ltd., will be restricted by and subject to the volume and resale limitations of Rule 144 as described below, even though they are being registered herein.

(H)	Frank Jacobs’, our Chief Executive Officer’s daughter.

(I)	Peter Jacobs, is the brother of our Chief Executive Officer and Director, Frank A. Jacobs.

(J)	The beneficial owner of NetSolver is Valentin Stoiu, its President.

(K)	The beneficial owner of Pacific Spinner Limited is Intercontinental Nominees Ltd., the sole Director of Hourglass Holdings Ltd., whose Director is Tommy Lo Seen Chong.

(L)	Mr. Reiersen is our former Secretary and former Director.

(M)	The beneficial owners of Polaris Partners, Inc. are Terje Reiersen, our former Secretary and Director and his wife.

Upon the effectiveness of this registration statement, the 14,000,000 outstanding shares of common stock not registered herein, and 180,000 shares of common stock being registered on behalf of Frank A. Jacobs, our sole officer and Director, his spouse and/or entities which he controls, will be subject to the resale provisions of Rule 144. The 2,160,000 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock. We have no outstanding shares of Preferred Stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of September 28, 2007, there were 14,920,000 shares of common stock outstanding, held by approximately 42 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the manager of The Loev Law Firm, PC beneficially owns 197,500 shares of the Company’s common stock and five (5) year warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.10 per share (the “Loev Securities”).  Other than the Loev Securities, neither Mr. Loev nor the The Loev Law Firm, PC holds any other interest in the Company.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

The Company’s audited year ended December 31, 2006 financial statements and unaudited June 30, 2007 financial statements follow on pages F-1 to F-13.

Unaudited Three and Six Months Ended June 30, 2007 Financial Statements

Balance Sheet
As of June 30, 2007 (unaudited)	F-2

Statements of Expenses
For the Three and Six Months Ended June 30, 2007
the Period from May 16, 2006 (Inception) Through
June 30, 2007 and June 30, 2006 (unaudited)	F-3

Statements of Cash Flows
For the Six Months Ended June 30, 2007
the Period from May 16, 2006 (Inception) Through
June 30, 2007 and June 30, 2006 (unaudited)	F-4

Notes to Financial Statements	F-5

Audited Year Ended December 31, 2006 Financial Statements

Report of Independent Registered Public Accounting Firm	F-6

Balance Sheet
December 31, 2006 (audited)	F-7

Statement of Expenses
The Period from May 16, 2006 (Inception)
Through December 31, 2006	F-8

Statement of Stockholders’ Equity
The Period from May 16, 2006 (Inception)
Through December 31, 2006 (audited)	F-9

Statement of Cash Flows
The Period from May 16, 2006 (Inception)
Through December 31, 2006 (audited)	F-10

Notes to Financial Statements	F-11

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Velocity Oil & Gas, Inc. are filed as part of this Prospectus.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
BALANCE SHEET
As of June 30, 2007
(Unaudited)

ASSETS
Current Assets
Cash	$3,559
Accounts receivable for stock subscriptions	12,000
Other current assets	1,842
Total current assets	17,401

Property and equipment, net of accumulated depreciation of $779	1,930

TOTAL ASSETS	$19,331

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accrued interest	$24
Note payable to shareholder	8,000
Total liabilities	8,024

SHAREHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000
shares authorized, none issued and outstanding	–
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,882,500 shares issued and outstanding	10,883
Additional paid-in capital	76,786
Subscriptions receivable	(5,000)
Deficit accumulated during the exploration stage	(71,362)
Total shareholders’ equity	11,307

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,331

See notes to financial statements.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
STATEMENTS OF EXPENSES
For the Three and Six Months Ended June 30, 2007 and
the Period from May 16, 2006 (Inception) Through June 30, 2006 and the Period from May 16, 2006 (Inception) Through June 30, 2007
(Unaudited)

	Three Months Ended June 30, 2007	Inception Through June 30, 2006	Six Months Ended June 30, 2007	Inception Through June 30, 2007

Operating expenses:
General & administrative	$11,665	$22,219	$27,141	$70,559
Depreciation expense	226	52	452	779
Total operating expenses	11,891	22,271	27,593	71,338

Operating loss	(11,891)	(22,271)	(27,593)	(71,338)

Interest expense	(24)	–	(24)	(24)

Net loss	$(11,915)	$(22,271)	$(27,617)	$(71,362)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding	10,691,885	10,300,000	10,676,279

See notes to financial statements.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2007 and
the Period from May 16, 2006 (Inception) Through June 30, 2006 and the Period from May 16, 2006 (Inception) Through June 30, 2007
(Unaudited)

	Six Months Ended June 30, 2007	Inception Through June 30, 2006	Inception Through June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,617)	$(22,271)	$(71,362)
Adjustments to reconcile net loss to cash used in operating activities:
Share issued for services	–	300	300
Depreciation	452	52	779
Warrant expense	--	19,119	19,119
Change in operating assets and liabilities:
Prepaid expenses and other assets	5,658	(7,500)	(1,842)
Accrued expenses	24	–	24

Net Cash Used In Operating Activities	(21,483)	(10,300)	(52,982)

CASH FLOWS FROM INVESTING ACTIVITIES - Purchase of fixed assets	–	(1,260)	(2,709)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable to shareholder	8,000	–	8,000
Advances from related party	–	1,560	2,966
Repayment of advances from related party	(2,966)	–	(2,966)
Proceeds from issuance of common stock	8,000	10,000	51,250

Net Cash Provided By (Used In) Financing Activities	13,034	11,560	59,250

NET CHANGE IN CASH	(8,449)	–	3,559

CASH AT BEGINNING OF PERIOD	12,008	–	–

CASH AT END OF PERIOD	$3,559	$–	$3,559

Supplemental Disclosures:
Interest paid	$–	$–	$–
Income tax paid	–	–	–

See notes to financial statements.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Velocity Oil and Gas, Ltd. (“Velocity”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Management’s Discussion and Analysis and the audited financial statements and notes thereto contained herein. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the period from May 16, 2006 (Inception) through December 31, 2006 as reported herein have been omitted.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, Velocity incurred a net loss of $71,362 since inception, has an accumulated deficit of $71,362 and a working capital of $9,377.  These conditions raise substantial doubt as to Velocity’s ability to continue as a going concern.  Management is trying to raise additional capital through sales of common and preferred stock.  The financial statements do not include any adjustments that might be necessary if Velocity is unable to continue as a going concern.

NOTE 3 – ADVANCES FROM RELATED PARTY

Velocity receives advances from our chief executive officer periodically.  The advances are non-interest bearing and due on demand.  At June 30, 2007, the outstanding balance was $0.

NOTE 4 – NOTES PAYABLE

Velocity borrowed $8,000 from a shareholder in June 2007.  The note is due on demand and bears interest at 6% per annum.  The principal is convertible into common shares at $0.10 per share.

NOTE 5 – COMMON STOCK

During the six months ended June 30, 2007, Velocity sold 222,000 shares of common stock at $0.10 per share.  Velocity received $5,200 cash prior to June 30, 2007 and $12,000 cash in July 2007.  Velocity has yet to receive the remaining $5,000 as of July 31, 2007 and has recorded this amount as subscriptions receivable, a reduction of shareholders’ equity, as of June 30, 2007.

NOTE 6 – SUBSEQUENT EVENTS

On July 23, 2007, Mr. Reiersen resigned as Velocity's Secretary and Director, and as such, Mr. Reiersen no longer holds any position with Velocity.

In July 2007, Velocity issued 5,000 restricted shares of common stock each, to two consultants, in consideration of website design and computer network services rendered.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Velocity Oil & Gas, Inc.
  (An Exploration Stage Company)
  Houston, Texas

We have audited the accompanying balance sheet of Velocity Oil & Gas, Inc. as of December 31, 2006, and the related statements of expenses, stockholder’s equity and cash flows for the period from May 16, 2006 (inception) through December 31, 2006.  These financial statements are the responsibility of Velocity's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Velocity Oil & Gas, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is an exploration stage company which experienced significant losses since inception with no revenues.  Also discussed in Note 2 to the financial statements, a significant amount of additional capital will be necessary for the Company' to be commercially viable.  Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding these matters are also described in Note 2.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

April 10, 2007

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
BALANCE SHEET
As of December 31, 2006

ASSETS
Current Assets
Cash	$12,008
Receivable for stock subscriptions	2,800
Prepaid expenses	7,500
Total current assets	22,308

Property and equipment, net of accumulated depreciation of $327	2,382

TOTAL ASSETS	$24,690

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Advances – related party	$2,966
TOTAL LIABILITIES	2,966

Shareholders’ Equity
Preferred stock, $0.001 par value, 10,000,000
shares authorized, none issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,660,500 shares issued and outstanding	10,661
Additional paid-in capital	54,808
Deficit accumulated during the exploration stage	(43,745)
Total shareholders’ equity	21,724

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,690

See notes to financial statements.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
STATEMENT OF EXPENSES
the Period from May 16, 2006 (Inception) Through December 31, 2006

Inception Through December 31, 2006

Operating Expenses:
General & administrative	$43,418
Depreciation expense	327
Total Operating Expenses	43,745

Net loss	$(43,745)

Basic and diluted net loss per common share	$(0.00)

Weighted average common shares outstanding	10,407,493

See notes to financial statements.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
the Period from May 16, 2006 (Inception) Through December 31, 2006

	Common Stock		Additional Paid-In	Deficit Accumulated During the Exploration	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common shares issued for cash	10,360,500	$10,361	$35,689	$ -	$46,050
Common shares issued for services	300,000	300	-	-	300
Warrant expense	-	-	19,119	-	19,119
Net loss	-	-	-	(43,745)	(43,745)
Balance at December 31, 2006	10,660,500	$10,661	$54,808	$(43,745)	$21,724

See notes to financial statements.

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
the Period from May 16, 2006 (Inception) Through December 31, 2006

Inception Through
December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(43,745)

Adjustments to reconcile net loss to cash used in operating activities:
Shares issued for services	300
Warrant expense	19,119
Depreciation	327
Changes in assets and liabilities
Prepaid expenses	(7,500)
Net cash used in operating activities	(31,499)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(2,709)
Net cash used in investing activities	(2,709)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	2,966
Proceeds from issuance of common stock	43,250
Net cash provided by financing activities	46,216

NET INCREASE IN CASH	12,008
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$12,008
-
SUPPLEMENTAL INFORMATION

Cash paid during the year for:
Interest	$-
Income Tax	-

Non-cash financing activities:
Subscription receivable	$2,800

VELOCITY OIL & GAS, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business.  Velocity Oil and Gas, Ltd. (“Velocity”) was incorporated in the State of Nevada on May 16, 2006.  Since inception, the Company is a start-up entity with the intention of being involved in oil and gas exploration and development with a geographic focus in Texas and Louisiana.

Basis of presentation. The financial statements have been prepared by the Company and have been audited, pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles.

Use of Estimates.  In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and expenses in the statement of expenses.  Actual results could differ from those estimates.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, Velocity considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and equipment is valued at cost.  Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three years.

Impairment of Long-Lived Assets.  Velocity reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate.  Velocity assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Income taxes.  Velocity recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Velocity provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share.  The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share is computed by dividing the net loss adjusted  for potential dilutive securities on an "as if converted" basis, by the weighted average number of common shares outstanding.  For the period from May 16, 2006 (inception) to December 31, 2006, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Share-Based Compensation. Shares issued as compensation to employees and outside consultants for services are recorded at the fair value of the stock as measured on the date or dates the services were rendered.

Recently issued accounting pronouncements. Velocity does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Velocity’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, Velocity incurred a net loss of $43,745, has an accumulated deficit of $43,745 and a working capital of $19,342.  These conditions raise substantial doubt as to Velocity’s ability to continue as a going concern.  Management is trying to raise additional capital through sales of common and preferred stock.  The financial statements do not include any adjustments that might be necessary if Velocity is unable to continue as a going concern.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2006:

Description	Life	Amount
Computer equipment	3 years	$ 2,709
Less: accumulated depreciation		(327)
		$ 2,382
		======

NOTE 3 – ADVANCES FROM RELATED PARTY

Velocity borrowed advances from our chief executive officer periodically.  The advances are non-interest bearing and due on demand.  At December 31, 2006, the outstanding balance was $2,966.

NOTE 4 – COMMITMENTS

Velocity’s principal office is at 2200 Post Oak Boulevard, Suite 340, Houston TX 77056 pursuant to a verbal agreement on a rent-free month-to-month basis until operations commence.

Note 5 – COMMON STOCK

During the period from inception to December 31, 2006, Velocity issued 10,000,000 shares for $10,000 in cash and 300,000 shares, valued at $300, for services.

During the period from inception to December 31, 2006, Velocity also sold 360,500 shares to several investors in a private offering for $36,050 in cash. Velocity received $2,800 of this amount after December 31, 2006 and this amount is included in receivable for stock subscriptions on the balance sheet at December 31, 2006. In connection with the private offering, Velocity also granted the investors 360,500 Class A Warrants with an exercise price of $0.25 and a life of 3 years and 360,500 Class B Warrants with an exercise price of $0.50 and a life of 3 years. The shares, Class A Warrants and Class B Warrants have relative fair values of $14,044, $11,443 and $10,563, respectively.

During the period from inception to December 31, 2006, Velocity also granted 200,000 warrants with an exercise price of $0.10 and life of 5 years to a third party for services rendered. These warrants were valued at $19,119 and recorded as warrant expense.

The weighted average grant-date fair values of the warrants are between $0.08 and $0.10 per share. Variables used in the Black-Scholes option-pricing model include (1} risk-free interest rate of 4.96%, (2) expected remaining life is the actual life of the warrants, (3) expected volatility is 175%, and (4) zero expected dividends. Volatility is based on a basket of similar companies that trade in the U.S.

A summary of changes in outstanding warrants is as follows:

	Shares	Weighted Average Exercise Price

Granted	921,000	0.32
Canceled	–	–
Exercised	–	–
Shares under warrant, end of period	921,000	$0.32
Warrants exercisable, end of period	921,000	$0.32

NOTE 6 - INCOME TAXES

Velocity uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   During fiscal 2006, Velocity incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $43,000 at December 31, 2006, and will expire in the year ending December 31, 2026.

 DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$7.19
Attorney's fees and expenses	40,000.00*
Accountant's fees and expenses	10,000.00*
Transfer agent's and registrar fees and expenses	1,500.00*
Printing and engraving expenses	1,500.00*
Miscellaneous expenses	5,000.00*

Total	$58,007.19*

 * Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

In May 2006, we issued 10,000,000 shares of our common stock to our Chief Executive Officer and Director Frank A. Jacobs, in consideration for $10,000 of funding (or $0.001 per share), 100,000 shares of our common stock to a consultant in consideration for accounting and secretarial services rendered, and 200,000 shares of common stock and five (5) year warrants to purchase 200,000 shares of our common stock at an exercise price of $0.10 per share, to our legal counsel, David M. Loev, in consideration for legal services rendered. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act") since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discount or commission was paid by us.

From September 2006 to August 2007, we sold an aggregate of 497,000 Units consisting of one (1) share of common stock, one (1) three year Class A Warrant to purchase one (1) share of common stock at an exercise price of $0.25 per share and one (1) three year Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.50 per share (the “Units”) in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for consideration of $0.10 per share or an aggregate of $49,700 to thirty shareholders.   We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

From September 2006 to July 2007, we sold an aggregate of 105,000 Units consisting of one  (1) share of common stock, one (1) three year Class A Warrant to purchase one (1) share of common stock at an exercise price of $0.25 per share and one (1) three year Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.50 per share (the “Units”) to seven (7) non-accredited shareholders in violation of the Securities Act, as no valid exemption covered such sales, and as such, those seven (7) non-accredited shareholders were offered rescission of their purchases pursuant to a Rescission Offer, which included disclosure similar to the disclosure contained in this Prospectus (the “Rescission Offer”).  All but one of the investors rejected the Rescission Offer and decided to retain their shares.  We returned the one investor’s $200 investment and cancelled the 2,000 Units which were sold to such rescinding investor in August 2007.  We claim an exemption from registration for the Rescission Offer and the sale of the Units as afforded by Rule 506 of Regulation D under the Act.

In October 2006, we sold 10,000 Units consisting of one (1) share of common stock, one (1) three year Class A Warrant to purchase one (1) share of common stock at an exercise price of $0.25 per share and one (1) three year Class B Warrant to purchase one (1) share of our common stock at an exercise price of $0.50 per share (the “Units”), to one accredited shareholder for $0.10 per unit, or total consideration of $1,000.  As a result of our failure to provide our non-accredited investors proper disclosure, the sale of the 10,000 Units to the accredited shareholder may have been in violation of the Securities Act as well, and as such, such accredited investor was offered rescission pursuant to the Rescission Offer and chose to reject such rescission offer.  We claim an exemption from registration for the Rescission Offer and the sale of the Units to the accredited investor as afforded by Rule 506 of Regulation D under the Act.

In July 2007, we issued two consultants 5,000 shares of our restricted common stock each, in consideration for web design and internet consulting services rendered. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act") since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discount or commission was paid by us.

In September 2007, we issued 4,000,000 shares of our restricted common stock to Polaris Holdings, Inc, in connection with and pursuant to the terms of the Participation Agreement described above.  We claim an exemption from registration offered by Section 4(2) of the Securities Act of 1933 (The "Act") since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

ITEM 27. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1*	Articles of Incorporation

Exhibit 3.2*	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1*	Acquisition & Participation Agreement with Polaris Holdings, Inc.

Exhibit 10.2*	$8,000 Promissory Note with Capersia Pte. Ltd.

Exhibit 10.3*	Amendment to Acquisition & Participation Agreement

Exhibit 23.1*	Consent of Malone & Bailey, PC, Certified Public Accountants

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed as an exhibit to this SB-2 Registration Statement.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease involume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.           For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.           That, for the purpose of determining liability under the Securities Act to any purchaser:

                       a). If the small business issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                       b). If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of  Vancouver, September 28, 2007.

VELOCITY OIL & GAS, INC.

By: /s/ Frank A. Jacobs
Frank A. Jacobs
Chief Executive Officer and
Chief Financial Officer
(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Frank A. Jacobs
Frank A. Jacobs
Chief Executive Officer,
Chief Financial Officer
(Principal Accounting Officer),
and Treasurer

September 28, 2007

EXHIBIT INDEX

Exhibit 3.1*	Articles of Incorporation

Exhibit 3.2*	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1*	Acquisition & Participation Agreement with Polaris Holdings, Inc.

Exhibit 10.2*	$8,000 Promissory Note with Capersia Pte. Ltd.

Exhibit 10.3*	Amendment to Acquisition & Participation Agreement

Exhibit 23.1*	Consent of Malone & Bailey, PC, Certified Public Accountants

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

  *   Filed as an exhibit to this SB-2 Registration Statement.